EXHIBIT 21

Entity	Place of Formation
A123 Online Interactive Services, Inc.	Delaware
Academy123, Inc.	Delaware
Adventure Race Productions, Inc.	Delaware
AMHI, LLC	Delaware
Animal Planet (Asia) LLC	Delaware
Animal Planet (Japan) LLP	Delaware
Animal Planet (Latin America), L.L.C.	Delaware
Animal Planet Europe Limited	England and Wales
Animal Planet Europe P/S	UK
Animal Planet North America, Inc.	Delaware
Animal Planet Televizyon Yayincilik Anonim Sirketi	Turkey
Animal Planet, LLC	Delaware
Animal Planet, LP	Delaware
Betty TV Limited	England and Wales
BrandDeli B.V	Netherlands
BrandDeli C.V.	Netherlands
Canadian AP Ventures Company	Nova Scotia
Clearvue & SVE, Inc.	Illinois
Convex Conversion, LLC	Delaware
D-E Television Distribution Co. Limited	England and Wales
DeFranco, Inc.	California
DHC Discovery, Inc.	Colorado
DHC Ventures, LLC	Delaware
Discovery (UK) Limited	England and Wales
Discovery 3D Holding, Inc.	Delaware
Discovery Advertising Sales Taiwan Pte Ltd.	Singapore
Discovery AP Acquisition, Inc.	Delaware

Discovery Asia, LLC	Delaware
Discovery Channel (Mauritius) Private Limited	Mauritius
Discovery Civilization North America, Inc.	Delaware
Discovery Communications 2 OOO	Russia
Discovery Communications 3 OOO	Russia
Discovery Communications 4 OOO	Russia
Discovery Communications 5 OOO	Russia
Discovery Communications 6 OOO	Russia
Discovery Communications Benelux BV	Netherlands
Discovery Communications Bulgaria EOOD	Bulgaria
Discovery Communications Colombia Ltda	Colombia
Discovery Communications Deutschland GmbH & Co. KG (Unrestricted Subsidiary)	Germany
Discovery Communications Europe Limited	England and Wales
Discovery Communications Holding, LLC	Delaware
Discovery Communications India	India
Discovery Communications Ltd., L.L.C.	Delaware
Discovery Communications Mexico Services, S. de R.L. de C.V.	Mexico
Discovery Communications Nordic ApS	Denmark
Discovery Communications OOO	Russia
Discovery Communications Spain and Portugal, S.L.	Spain
Discovery Communications Ukraine TOV	Ukraine
Discovery Communications, LLC	Delaware
Discovery Comunicacoes do Brasil LTDA	Brazil
Discovery Content Verwaltungs GmbH	Germany
Discovery Corporate Services Limited	UK
Discovery Czech Republic S.R.O.	Czech Republic
Discovery Digital Networks, Inc.	Delaware
Discovery Education Assessment LLC	Delaware

Discovery Education Canada ULC	Nova Scotia
Discovery Education, Inc.	Illinois
Discovery Enterprises, LLC	Delaware
Discovery Entertainment Services, Inc.	Delaware
Discovery Extreme Music Publishing, LLC	Delaware
Discovery Foreign Holdings, Inc.	Delaware
Discovery France Holdings SAS	France
Discovery Germany, L.L.C.	Delaware
Discovery Health Channel, LLC	Delaware
Discovery Health North America, Inc.	Delaware
Discovery Health NS, ULC	Nova Scotia
Discovery Health Ventures, LLC	Delaware
Discovery Holding Company	Delaware
Discovery Holdings OOO	Russia
Discovery Hungary Kft	Hungary
Discovery Italia S.r.l.	Italy
Discovery Japan, Inc.	Japan
Discovery Kids North America, Inc.	Delaware
Discovery Latin America Holdings, LLC	Delaware
Discovery Latin America Investments, LLC	Delaware
Discovery Latin America S.L.	Spain
Discovery Latin America, L.L.C.	Delaware
Discovery Licensing, Inc.	Delaware
Discovery Luxembourg 1 S.à r.l.	Luxembourg
Discovery Luxembourg 2 S.à r.l.	Luxembourg
Discovery Luxembourg 3 S.à r.l.	Luxembourg
Discovery Luxembourg 4 S.à r.l.	Luxembourg
Discovery Luxembourg Holdings 1 S.à r.l.	Luxembourg

Discovery Luxembourg Holdings 2 S.à r.l.	Luxembourg
Discovery Max Music Publishing, LLC	Delaware
Discovery Medya Hizmetleri Limited Sirketi	Turkey
Discovery Mexico Holdings, LLC	Delaware
Discovery Networks Asia-Pacific PTE. LTD	Singapore
Discovery Networks Caribbean, Inc.	Barbados
Discovery Networks International Holdings Limited	England and Wales
Discovery Networks International LLC	Colorado
Discovery Networks Korea Limited	Korea
Discovery Networks Mexico, S. de R.L. de C.V.	Mexico
Discovery New York, Inc.	Delaware
Discovery OWN Holdings, LLC	Delaware
Discovery Patent Licensing, LLC	Delaware
Discovery Pet Online Administration, Inc.	Delaware
Discovery Pet Online Services, LLC	Delaware
Discovery Pet Video, LLC	Delaware
Discovery Polska SP z.o.o.	Poland
Discovery Productions Group, Inc.	Delaware
Discovery Productions, LLC	Delaware
Discovery Publishing, Inc.	Delaware
Discovery Realty, LLC	Delaware
Discovery Retail Cafes, LLC	Delaware
Discovery Romania SRL	Romania
Discovery SC Investment, Inc.	Delaware
Discovery Science Televizyon Yayýncýlýk Anonim Þirketi	Turkey
Discovery Services Australia Pty Ltd	Australia
Discovery Services Hong Kong Limited	Hong Kong
Discovery Services, Inc.	Delaware

Discovery South America Holdings, LLC	Delaware
Discovery Spanish Ventures S.L.	Spain
Discovery Studios, LLC	Delaware
Discovery Sweden AB	Sweden
Discovery Talent Services, LLC	Delaware
Discovery Television Center, LLC	Delaware
Discovery Televizyon Yayýncýlýk Anonim Þirketi	Turkey
Discovery Times Channel, LLC	Delaware
Discovery Top Music Publishing, LLC	Delaware
Discovery Trademark Holding Company, Inc.	Delaware
Discovery TV Journalism Productions, LLC	Delaware
Discovery Wings, LLC	Delaware
Discovery World Television, Inc.	Maryland
Discovery.com, LLC	Delaware
Discoverytravel.com, LLC	Delaware
DLA Holdings, LLC	Delaware
DNE Music Publishing Limited	England and Wales
DNI Europe Holdings Limited	England and Wales
DNI Foreign Holdings Limited	England and Wales
DNI German Holdings I Limited	England and Wales
DNI German Holdings II Limited	England and Wales
DNI Global Holdings Limited	England and Wales
DNI Global LLP	England and Wales
DNI Group Holdings, LLC	Delaware
DNI Ireland Holdings 1 Limited	Ireland
DNI Ireland Holdings 2 Limited	Ireland
DNI US Limited	England and Wales
DSC Japan, L.L.C.	Delaware

DTHC, Inc.	Delaware
Education Media Delivery Ltd.	UK
E-FM Sverige AB	Sweden
Eskilstuna SBS Radio AB	Sweden
Espresso Education Ltd.	UK
Espresso Education, Inc.	Delaware
Espresso Group Ltd.	UK
Euradio I Sverige AB	Sweden
FM 6 A/S	Denmark
ForHumanPeoples, Inc.	California
GeoNova Publishing, Inc.	Delaware
Global Mindset Music, LLC	Delaware
HowStuffWorks, LLC	Delaware
Incentive Management Services, LLC	Delaware
JV Network, LLC	Delaware
Kaimax Media Oy	Finland
Liberty Animal Inc.	Delaware
Listening Works, LLC	Delaware
Liv (Latin America), LLC	Delaware
LoveSearch DP AB	Sweden
Mediamatning I Skandinavien AB	Sweden
Miracle Sound Oulu Oy	Finland
Miracle Sound Oy	Finland
Miracle Sound Tampere Oy	Finland
Mix Megapol.se AB	Sweden
Network USA Incorporated	Maryland
New Radio ApS	Denmark
New SVE, Inc.	Illinois

Ostersjons Reklamradio AB	Sweden
Patagonia Adventures, LLC	Delaware
Radio City AB	Sweden
Radio Daltid SBS AB	Sweden
Radio License Startup Halland AB	Sweden
Radio License Startup Orebro AB	Sweden
Radio License Startup Vasteras AB	Sweden
Radio Match AB	Sweden
Radio Nova A/S	Denmark
Radiobranschen RAB AB	Sweden
Radioreklame A/S	Denmark
Radiotveckling I Sverige KB	Sweden
RIS Vinyl Skane AB	Sweden
Rockklassiker Sverige AB	Sweden
Run-of-Shows, LLC	Delaware
SBS Discovery AS	Norway
SBS Discovery Media ApS	Denmark
SBS Discovery Media AS	Norway
SBS Discovery Media Finland Oy	Finland
SBS Discovery Media Holding ApS	Denmark
SBS Discovery Media Sweden Holding AB	Sweden
SBS Discovery Media UK Limited	UK
SBS Discovery Radio Oy	Finland
SBS Discovery Radio Sweden Holding AB	Sweden
SBS Discovery TV AB	Sweden
SBS Discovery TV Oy	Finland
SBS Radio A/S	Denmark
SBS Radio AB	Sweden

SBS Radio HNV AB	Sweden
SBS Radio Norge AS Norway	Norway
SBS Radio Sweden AB	Sweden
SRU Svensk Radiotveckling AB	Sweden
Svensk Radiotveckling KB	Sweden
Switchover Media S.r.l.	Italy
Takhayal Art Production JSC	Egypt
Takhayal Entertainment FZ LLC	Dubai
Takhayal Television FZ LLC	Dubai
The Audio Visual Group, Inc.	California
The Voice TV Norge AS	Norway
Travel Daily News, Inc.	Delaware
Value Proposition Publishing, LLC	Delaware
Vinyl AB	Sweden
Voice TV ApS	Denmark